1128 Pennsylvania NE, Suite 200, Albuquerque, New Mexico 87110 | Tel: 505-255-4852 | www.santafegoldcorp.com

Santa Fe Gold Announces Unit Offering to Existing Stockholders

ALBUQUERQUE, New Mexico – July 6, 2012 – Santa Fe Gold Corporation (OTCBB: SFEG) today announced that it is offering up to 12,500,000 units for sale to existing stockholders, with each unit consisting of one share of common stock and a warrant to purchase an additional share of common stock. Each unit will be offered for sale at a price of $0.40. Each warrant has an exercise price of $0.60 per share of common stock, and is exercisable for a period of three years commencing immediately. The shares of common stock and the warrants will be issued separately but will be purchased together in the offering.

The offering will commence as of the date of the supplemental prospectus and expire on July 25, 2012, unless Santa Fe terminates it earlier or extends it. Santa Fe’s directors and officers will conduct the offering, for which they will receive no commissions. Net proceeds of the offering, after payment of expenses, will be used for working capital and general corporate expenses. Santa Fe will attempt to honor subscriptions on a “first come, first served” basis.

The securities described above are being offered by Santa Fe Gold Corporation pursuant to a shelf registration statement on Form S-3, together with a base prospectus, previously filed and declared effective by the Securities and Exchange Commission (SEC) and a prospectus supplement. The securities may be offered only by means of a prospectus, including a prospectus supplement, forming a part of the effective registration statement. A prospectus supplement related to the offering was filed with the SEC on July 5, 2012.

When available, stockholders may obtain copies of the final prospectus supplement and accompanying base prospectus relating to this offering at the Securities and Exchange Commission web site at http://www.sec.gov, or from Santa Fe Gold Corporation, 1128 Pennsylvania NE, Suite 200, Albuquerque, New Mexico 87110 or via telephone at 505-255-4852.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy any securities of Santa Fe Gold Corporation nor shall there be any sale of the securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Santa Fe Gold:
Santa Fe Gold is a U.S.-based mining and exploration enterprise focused on acquiring and developing gold, silver, copper and industrial mineral properties. Santa Fe controls: (i) the Summit mine and Lordsburg mill in southwestern New Mexico, which began commercial production in 2012; (ii) a substantial land position near the Lordsburg mill, comprising the core of the Lordsburg Mining District; (iii) the Ortiz gold property in north-central New Mexico; (iv) the Black Canyon mica deposit near Phoenix, Arizona; and (v) a deposit of micaceous iron oxide (MIO) in western Arizona. Santa Fe Gold intends to build a portfolio of high-quality, diversified mineral assets with an emphasis on precious metals.

To learn more about Santa Fe Gold, visit www.santafegoldcorp.com.

Cautionary Note Regarding Forward-Looking Statements:
This press release contains forward-looking statements and forward-looking information (collectively, “forward-looking statements”) within the meaning of applicable US and Canadian securities legislation. All statements, other than statements of historical fact, included herein are forward-looking statements. Although the Company believes that such statements are reasonable, it can give no assurance that such expectations will prove to be correct. Forward-looking statements are typically identified by words such as: believe, expect, anticipate, intend, estimate, postulate and similar expressions, or are those, which, by their nature, refer to future events. The Company cautions investors that any forward-looking statements by the Company are not guarantees of future results or performance, and that actual results may differ materially from those in forward looking statements as a result of various factors, including, but not limited to, variations in the nature, quality and quantity of any mineral deposits that may be located, variations in the market price of any mineral products the Company may produce or plan to produce, the Company's inability to obtain any necessary permits, consents or authorizations required for its activities, the Company's inability to produce minerals from its properties successfully or profitably, to continue its projected growth, to raise the necessary capital or to be fully able to implement its business strategies, and other risks and uncertainties disclosed in the Company’s Annual Report on Form 10-K for the year ended June 30, 2011 and its most recent quarterly reports filed with the United States Securities and Exchange Commission (the “SEC”), and other information released by the Company and filed with the appropriate regulatory agencies. All of the Company's US public disclosure filings may be accessed via www.sec.gov and its Canadian public disclosure filings may be accessed via www.sedar.com, and readers are urged to review these materials.

Contact:
Santa Fe Gold Corp
Pierce Carson, President and Chief Executive Officer
(505) 255-4852

Investor Relations
Torrey Hills Capital
Clay Chase
(858) 456-7300
cc@sdthc.com